Exhibit 3.73

State of Delaware Secretary of State Division of Corporations Delivered 03:58 PM 09/28/2015 FILED 03:58 PM 09/28/2015 SR 20150292167 - File Number 5835815

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is QHG GA-OH Holdings, LLC

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington

Zip code 19808. The name of its Registered agent at such address is Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is.                        ”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 28 day of September, 2015.

By:	/s/ Robin Keck
Authorized Person (s)

Name:	Robin Keck

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: QHG GA-OH Holdings, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

First: The name of the limited liability company is Quorum Health Investment Company, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of October, A.D. 2015.

State of Delaware Secretary of State Division of Corporations Delivered 12:05 PM 10/01/2015 FILED 12:05 PM 10/01/2015 SR 20150340557 - File Number 5835815	By:	/s/ Robin Keck
Authorized Person(s)

	Name:	Robin Keck
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is QUORUM HEALTH INVESTMENT COMPANY, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street                     (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is                     THE CORPORATION TRUST COMPANY.

By:	/s/ Natalie Pickens
Authorized Person

Name:	Natalie Pickens, Manager
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State of Delaware Secretary of State Division of Corporations Delivered 01:01 PM 12/09/2016 FILED 01:01 PM 12/09/2016 SR 20166994794 - File Number 5835815